UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2012

REMEDENT, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-15975 (Commission File Number)	86-0837251 (IRS Employer Identification No.)

Zuiderlaan 1-3, Bus 8, 9000, Ghent, Belgium (Address of Principal Executive Offices)	N/A (Zip Code)

011-329-241-58-80

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)        Effective as of July17, 2012, Stephen Ross resigned from his position as the Chief Financial Officer and Director of Remedent, Inc., a Nevada corporation (the “Company”).

(b)        Effective upon Mr. Ross’s resignation, the Board of Directors re-appointed Mr. Philippe Van Acker, a current Director of the Company, to replace Mr. Ross as Chief Financial Officer of the Company. Mr. Van Acker held already the position of Chief Financial Officer as of March 30, 2005.  Effective December 18, 2008, Mr. Van Acker resigned as Chief Financial Officer and became our Chief Accounting Officer as well as assuming a position on the Board of Directors.  From July 2001 to March 30, 2005, Mr. Van Acker has served as a director of our subsidiary, Remedent N.V. where he has also served as financial controller.  From 1999 to 2001, Mr. Van Acker served as Director of Finance for DMDS, Ltd., a European subsidiary of Dental & Medical Diagnostic Systems, Inc., a company that developed and marketed high-tech dental equipment.  From 1992 to 1999, Mr. Van Acker held various positions with Pfizer Medical Technology Group.  Mr. Van Acker resides in Belgium.

There have been no material changes to any agreements or arrangements between Mr. Van Acker and the Company or its subsidiaries as a result of his appointment to Chief Financial Officer.

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SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMEDENT, INC.,
a Nevada corporation

Dated: August 8, 2012	By:	/s/ Guy De Vreese
Guy De Vreese Chief Executive Officer

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